UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 1, 2011

VALENCE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20028	77-0214673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12303 Technology Boulevard,
Suite 950
Austin, Texas  78727
(Address of principal executive offices)

(512) 527-2900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

(a)           Valence Technology, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders (“2011 Annual Meeting”) on September 1, 2011.  At the 2011 Annual Meeting, the company's stockholders voted on the four proposals identified below.

(b)           The final voting results with respect to each proposal voted upon at the 2011 Annual Meeting are set forth below.

Proposal 1: Election of Directors

At the 2011 Annual Meeting, the stockholders elected each of the following nominees as directors, to serve on the Company’s Board of Directors until the 2012 Annual Meeting of Stockholders or until their successors are duly elected and qualified. The vote for each director was as follows:

	Total Votes FOR	Total Votes WITHHELD	Total Broker Non-Votes
Carl E. Berg	97,735,693	1,491,079	18,894,067
Robert L. Kanode	97,586,533	1,640,239	18,894,067
Vassilis G. Keramidas	98,422,623	804,149	18,894,067
Bert C. Roberts, Jr.	98,415,643	811,129	18,894,067
Donn V. Tognazzini	98,419,698	807,074	18,894,067

Proposal 2:  Ratification of Independent Auditor

At the 2011 Annual Meeting, the stockholders voted to ratify the appointment of PMB Helin Donovan, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2012 and cast their votes as follows:

Total Votes FOR	Total Votes WITHHELD	Total Votes ABSTAINING	Total Broker Non-Votes
117,503,717	211,070	406,052	0

Proposal 3:  Proposal to Approve the Compensation of our Named Executives on an Advisory (non-binding) Basis.

At the 2011 Annual Meeting, the stockholders voted to approve the compensation of our named executives on an advisory (non-binding) basis and cast their votes as follows:

Total Votes FOR	Total Votes WITHHELD	Total Votes ABSTAINING	Total Broker Non-Votes
97,815,285	881,209	530,278	18,894,067

Proposal 4:  Proposal to Approve the Frequency of Holding an Advisory Vote on Compensation of our Named Executives on an Advisory (non-binding) Basis.

At the 2011 Annual Meeting, the stockholders voted on the frequency of holding a vote on the compensation of our named executives on an advisory (non-binding) basis and cast their votes as follows:

Total Votes 1 Year	Total Votes 2 Years	Total Votes 3 Years	Abstain
16,199,765	502,751	82,100,183	424,073

Based on this non-binding stockholder vote, our Board of Directors has determined to conduct a stockholder vote on executive compensation every three years.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALENCE TECHNOLOGY, INC.

Dated: September 7, 2011	By:	/s/ Donald E. Gottschalk
Donald E. Gottschalk
Acting Chief Financial Officer

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